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                                                                  EXHIBIT 10.39

                          STRATEGIC BUSINESS AGREEMENT



This Strategic Business Agreement is made and entered into on the date last signed by and between The Santa Cruz Operation, Inc. (hereinafter "SCO"), a company incorporated under the laws of the State of California, with its principal place of business at 425 Encinal Street, Santa Cruz, California 95061, and Caldera Systems, Inc. (hereinafter "Caldera"), a company incorporated under the laws of the State of Utah, with its place of business at 240 West Center Street, Orem, Utah 84057.

This Strategic Business Agreement describes the principal terms and conditions of a business relationship between SCO and Caldera. Both parties will work together to develop, market, and support Caldera's eServer products technology utilizing SCO's Tarantella(R) and other SCO software products. The parties recognize that the relationship will require the negotiation and execution of additional agreements, and a public announcement regarding this Strategic Business Agreement. This agreement evidences an intention to proceed in good faith to negotiate the terms of other future agreements consistent with the terms of this Strategic Business Agreement (hereinafter "Agreement").

                                    RECITALS

WHEREAS, SCO is a licensor, manufacturer and distributor of Tarantella software products, related software products and materials, and

WHEREAS, Caldera is a licensor, manufacturer and distributor of OpenLinux eServer, related products and materials, and

WHEREAS, Caldera wishes to license SCO Tarantella and other software products in connection with Caldera's internal development, use and distribution of a bundled eServer product offering, and

WHEREAS, SCO wishes to grant certain rights to use SCO Tarantella software, related products and materials to Caldera, and Caldera wishes to accept such rights, and

WHEREAS, the parties desire Caldera's use and marketing of SCO software, related software products and materials, in conjunction with Caldera's OpenLinux eServer and related products.

NOW, THEREFORE, in consideration of the mutual promises made herein it is agreed as follows:

1.   PRESS EXPOSURE, PUBLICITY

     The parties agree to cooperate to prepare at least one press release and one public announcement, which may be released and distributed by either party. Except as agreed to by the parties, no other press releases or public announcements will be made concerning the parties cooperation under this Agreement.

     1.1 Caldera and SCO agree to cooperate to provide mutually agreeable material to be released to consultants, analysts and press upon prior written approval of the parties. Caldera and SCO will invite each other to participate in each other's press activities as appropriate.

     1.2  SCO and Caldera will work on a press release for Linuxworld
          Exposition.

     Such press release may consist of the following points:

          o    SCO's investment with Caldera Systems

          o    Professional Services agreement

          o Linux Standards Base ("LSB") investment of $100,000 from Caldera and from SCO

          o    Overview of SCO and Caldera's intent to co-operate on:

               -    Caldera education to SCO channels

               -    Marketing, sales, and training efforts

               -    Future plans for product and channel bundles


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2.   MARKETING ACTIVITIES

     SCO and Caldera agree to co-operate on joint marketing activities that mutually benefit each of the companies' respective Linux strategies.

     2.1 SCO and Caldera agree to participate together in industry shows from year to year, including:

          o    Linuxworld Exposition in New York City

          o    CEBIT in Hannover, Germany

          o    Linux Business Expo in Chicago

          o Other industry shows as may be identified and mutually agreed upon by the parties

     Each party will make reasonable efforts to provide the other with space in their respective exhibits at trade shows, press events and other marketing or promotional activities where appropriate.

     2.2 If Caldera executes another OpenLinux tour, similar to the "City-to-City VAR Recruitment Tour" by Caldera in the summer of 1999, Caldera agrees to provide SCO with the opportunity to be a major participator in this effort. Such participation by SCO will be mutually defined and agreed by the parties prior to such an event.

     2.3 SCO and Caldera agree to cross recruit and cross match channel partners for the Tarantella Products line and OpenLinux eServer. SCO and Caldera may cooperate on specific sales calls to accounts requesting a combination of SCO and Linux systems and solutions. SCO and Caldera agree to work together to execute at least one joint customer briefing at an SCO briefing center in Santa Cruz, California or a resort in Utah by June 30, 2000. The agenda for such joint customer briefing will include presentations on SCO's products and services and Caldera's strategy and product and support offerings. Each company will invite customers and prospective customers.

     2.4 SCO and Caldera agree to cross-reference each other's corporate websites and product solutions, and discuss in good faith other opportunities to promote joint web cast events.

     2.5 SCO and Caldera agree to market and promote their participation in Linux Standards Base (LSB). SCO and Caldera will each contribute a budget of One Hundred Thousand dollars ($100,000) to this effort. Such amount may be increased or decreased upon mutual agreement by the parties. This LSB marketing contribution shall be a one time only requirement regardless of how many times this Agreement is renewed.

     2.6 SCO and Caldera agree to discuss Caldera's eChannel initiatives. SCO may include its Tarantella software products, other products, and services on Caldera's eChannel. SCO and Caldera agree to discuss any synergy with Caldera's eChannel and SCO's investment in LinuxMall and promote such discussion.

3.   PROGRESS REVIEWS

     In addition to performing marketing and development activities, each party will participate in progress reviews, as requested by the other, to demonstrate performance of their obligations under this Agreement.

4.   INTERNAL USE PRODUCTS

     4.1 Caldera agrees to provide SCO with ten (10), no charge not for resale, copies of each release of the "shrink-wrap" OpenLinux product for SCO's internal use. Additional copies, if requested by SCO, will be charged at a nominal fee not to exceed twenty-five US Dollars ($25) per copy. Each such copy of the "shrink-wrap" OpenLinux product delivered to SCO will be governed by Caldera's standard OpenLinux License Agreement.

     4.2 SCO will provide Caldera with three (3), no charge not for resale, copies each release of the "shrink-wrap" Tarantella Express product for Caldera's internal use. Each such copy of the product delivered to Caldera will be governed by SCO's standard license agreements for these products.

5.   ENHANCEMENTS AND ERROR CORRECTIONS

     Caldera will provide SCO, at no charge, with enhancements and error corrections for OpenLinux as such enhancements and error corrections are released by Caldera, including beta releases and commercial releases thereof, for a period of one year from the signing of this Agreement. Such enhancements and error corrections will be subject to the ten (10) copy limitation set forth in Section 4.1 of this Agreement, and will be governed by the OpenLinux License Agreement. All decisions concerning enhancements and error corrections to OpenLinux will be made by Caldera at its sole discretion. Caldera will consider input from SCO.


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6.   PORTING ACTIVITIES

     SCO and Caldera agree co-operate and work together to port Tarantella Express products to Caldera's eServer and eDesktop. SCO may also choose to port other members of the Tarantella Product family as appropriate. The parties agree that such porting and testing activity will be completed before any marketing dollars, as set out in provision 2.5, are committed by either party

7.   PRODUCT DISTRIBUTION

     7.1 SCO and Caldera agree to pursue the distribution of a software bundle through Tech Data or other common distributors, as mutually agreed. It is intended that such a product bundle will include SCO's Tarantella Express and Caldera's eServer products. SCO and Caldera will each contribute Market Development Funds in equal amounts, to be determined at a later period. Such Market development Funds are to drive mutually agreed upon marketing programs through the range of distribution options, including distributors and the VAR channel.

     7.2 SCO and Caldera will discuss with customers opportunities regarding a Tarantella Express trial copy of a 2-user license option, or a "try-and-buy", full function, sixty (60) day limited license. Such customers must obtain the licensing rights from SCO.

8.   EDUCATION

     Caldera and SCO will meet to discuss how to cooperate on product education by March 1, 2000.

9.   PROFESSIONAL SERVICES

     9.1 SCO and Caldera agree to negotiate in good faith a Field Services Outsourcing Partner contract.

     9.2 Caldera agrees to refer customer enterprise service opportunities to SCO.

     9.3 Caldera agrees to hire SCO professional services to certify Caldera Linux on Oracle products. Caldera has performed a week's worth of certification at Oracle, and will pay SCO to complete the initial task and work on any ongoing certification requirements of Oracle products. The details of such certification are to be set out in a separate "Schedule of Work", which is to be completed within sixty (60) days, and to be attached herein to this Agreement as "Exhibit A", and incorporated into this Agreement by reference.

     9.4 A Product briefing meeting for SCO personnel to take place at Caldera's Utah facilities will be arranged within forty-five (45) days of this Agreement.

10.  TERM AND TERMINATION

     10.1 The term of this Agreement will commence on the date it is last executed by an authorized SCO and Caldera signatory and, shall remain in effect for a one (1) year period (the "Initial Term"). Thereafter, this Agreement shall automatically renew for subsequent one (1) year periods (the "Renewal Period") unless (i) the Agreement is terminated by either party pursuant to Section 10 of this Agreement, or (ii) either party terminates for convenience by sending the other notice thereof at least thirty (30) calendar days prior to the end of such Initial Term or the then current Renewal Period.

     10.2 Should either party breach any provision of this Agreement and fail to remedy such breach within thirty (30) days of written notice thereof, the injured party may terminate this Agreement immediately.

     10.3 Further, either party may terminate this Agreement immediately if the other party becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, files or has filed against it by a third party any petition under any Bankruptcy Act, or an application for a receiver of the other party is made by anyone and such petition or application is not resolved favorably to the other party within sixty (60) days.

     10.4 Upon termination of this Agreement in accordance with this section 10, neither party will be entitled under local law or otherwise to receive payment from the other, whether for actual, consequential, indirect, punitive, special or incidental damages, costs or expenses which arise from such expiration or termination, whether foreseeable or not (including, but not limited to labor claims and lost profits, investments, good will, or claims made by customers against a party), any rights to which the parties hereby waive and disclaim.


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11.  DISCLAIMER OF WARRANTY

     11.1 Neither party warrants that the function contained in their software products will meet the other party's requirements or that its operation will be uninterrupted or error free. Each party warrants that their software products substantially conform to the specifications and functional descriptions contained in the pertinent documentation; and that the reproduction of the software on the media material provided by it is correct. Provided a party notifies the other party of any non-conformance within ninety (90) days of receipt of the non-conforming software product, the distributing party shall at its sole discretion either 1) repair the non-conforming software product, 2) replace the non-conforming software product, or 3) accept return of same and refund or credit any fees paid by the other party for the returned non-conforming software product.

     11.2 Further, each party warrants the supplied media on which the software product resides to be free from defects in material and workmanship under normal use for a period of ninety (90) days from date of delivery, and shall at its sole discretion either 1) repair the defective media, 2) replace the defective media, or 3) accept return of same and refund or credit any fees paid by the other party for such returned software product.

     11.3 Except as provided herein, EACH PARTY'S SOFTWARE Product is provided "AS IS" without warranty of any kind, either express or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

12.  PRODUCT INFRINGEMENT INDEMNIFICATION

     12.1 Each party shall indemnify and hold the other harmless from and against and defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction, arising out of claims filed by third parties in a court of competent jurisdiction that a software product infringes any copyright or other intellectual property right provided the party promptly notifies the party providing such software product in writing of any such claim, suit or proceeding, and permits such party to control the settlement or defense thereof. The other party has the option to be represented by Counsel at its own expense.

     12.2 If, pursuant to any such claim as set forth in 12.1, a court removes or restricts a party's right to use a software product, the providing party shall, at its sole option (i) procure for the other party the right to continue to use the software product; or (ii) modify the software product, provided the functionality thereof is not substantially affected, so as to make it non-infringing; or (iii) require the other party, immediately upon written notice, to discontinue use of the software product; provided that the providing party provides a refund of any fees received by them for the software product. In addition, the providing party shall have the right to exercise any of options herein at any time following receipt of notice of a claim of infringement of copyright or other proprietary right.

     12.3 Neither party shall have an obligation under this section with respect to any claim of infringement of copyright or other proprietary right based upon any modification of their software product by the other party or the combination, operation or use of their software product with materials not supplied by them.

     12.4 This Section 12 sets out each party's sole liability and the exclusive remedy for any infringement or alleged infringement of copyright or other proprietary right by a software product provided under this Agreement.

13.  LIMITATION OF LIABILITY.

     NEITHER PARTY, NOR ITS SUPPLIERS, SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, BREACH OR REPUDIATION OF CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE, EVEN IF SUCH PARTY AND/OR ITS SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS. IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR GOODWILL, OR FOR LOSS OF DATA OR USE OF DATA.

     No clause of this Agreement shall be construed as purporting to restrict or exclude liability for death or personal injury due to the negligence caused by either party.

14.  NOTICES AND REQUESTS

     Notices and requests are to be sent to the following addresses:


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
Caldera:          Caldera Systems, Inc.              SCO:              The Santa Cruz Operation, Inc.
                  240 West Center Street                               425 Encinal Street
                  Orem, Utah 84057                                     Santa Cruz, CA 95061
Attention         Legal Department                   Attention:        Legal Department
Telephone No:     801-765-4999 Ext. 307              Telephone No:     831-427-7855
Fax No:           801-765-1313                       Fax No:           831-427-5474

     Or to such other address as the party to receive the notice so designates by written notice to the other party.

15.  ACTS BEYOND PARTIES' CONTROL

     Neither party shall be liable for any delay or failure in its performance hereunder due to any cause beyond its control provided, however, that this provision shall not be construed to relieve either party of its obligation to make any payments pursuant to this Agreement.

16.  OWNERSHIP OF PRODUCT, TRADEMARKS, AND OTHER INTELLECTUAL PROPERTY.

     16.1 Each party acknowledges that, subject only to the rights specifically granted herein, all rights, title, and interest in the software products provided to it are and shall remain at all times the property of the providing party and/or their suppliers.

     16.2 Neither party shall alter or remove any copyright notices or other proprietary notices on or in the software products provided to it under this Agreement.

17.  PROHIBITION AGAINST ASSIGNMENT OF RIGHTS

     Neither party shall assign this Agreement, in whole or in part, without the prior written consent of an authorized representative of the other, or any right or interest under this Agreement (except moneys due or to become due) to any entity other than to i) its corporate parent, or ii) a division or wholly or majority owned subsidiary or affiliate. Neither party shall unreasonably withhold such consent. Any attempted assignment without written consent will be null and void.

18.  CONTROLLING LAW

     Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding that State's laws regarding conflict of laws and excluding the UN treaty on the international sale of goods.

     The state courts of Santa Clara County, California, or, if there is exclusive federal jurisdiction, the U.S. District Court for the Northern District of California, shall have exclusive jurisdiction and venue over any dispute or claim arising out of this Agreement; both parties hereby consent to the jurisdiction of said courts.

19.  EXPORT REGULATIONS

     Each Party shall follow all laws and regulations of the United States with respect to the exporting of software products. Each party hereby agrees not to re-export the other party's software product, or any product incorporating the other party's software product without first obtaining the required U.S. Government export licenses. Each party further acknowledges and represents that it is knowledgeable about U.S. Government export licensing requirements or that it will become so prior to engaging, directly or indirectly, in any export transaction involving the other party's software product. Each party agrees that its obligations under this provision shall survive and continue after any termination of the Agreement.

20.  WAIVER

     The waiver of any breach or default hereunder by either party shall not constitute the waiver of any subsequent breach or default.

21.  EACH PARTY AS AN INDEPENDENT CONTRACTOR

     Each party shall at all times be an independent contractor and shall not be or represent itself to be an agent, partner, employee or the like of the other party.

22.  SEVERABILITY

     If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties will seek in good faith to agree on replacing an invalid, illegal, or unenforceable provision with a valid, legal, and


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     enforceable provision which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid, illegal, or unenforceable provision.

23.  CONFIDENTIALITY

     Each party shall at all times retain in confidence all confidential and/or proprietary information and know-how disclosed or made available by the other. The recipient shall make no use of such information and know-how except under the terms and for the duration of this Agreement. The parties hereby agree that all of the terms and conditions of this Agreement and exhibits hereto, shall be treated as confidential material and shall not be disclosed without the prior written consent of the disclosing party.

     Confidential and/or proprietary information shall not include information the recipient can document: (a) is currently in, or (through no improper action or inaction by the recipient) enters, the public domain; (b) was rightfully in its possession or known by it prior to receipt from the disclosing party; (c) was rightfully disclosed to it by another person without restriction; or (d) was independently developed by it by persons without access to such information and without use of any confidential and/or proprietary information of the disclosing party.

     Each party, with prior written notice to the disclosing party, may disclose confidential and/or proprietary information to the minimum extent possible that is required to be disclosed pursuant to the lawful requirement or request of a government entity or agency, provided that reasonable measures are taken to guard against further disclosures, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

24.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between SCO and Caldera regarding the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, advertisements, and understandings of any nature whatsoever. This Agreement may be modified only in a writing executed by an authorized representative of the party to be charged.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the last date set forth below.



AGREED TO:

     The Santa Cruz Operation, Inc.        Caldera Systems, Inc.


     -----------------------------------   -----------------------------------
     Authorized Signature       Date       Authorized Signature      Date


     -----------------------------------   -----------------------------------
     Printed Name                          Printed Name


     -----------------------------------   -----------------------------------
     Title                                 Title


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